Press Relations: Elizabeth Doubleday – edoubleday@saba.com – Tel. +1-410-727-5112, x1261

Investor Relations: Peter Williams – pwilliams@saba.com – Tel. +1-650-581-2599

Saba to Combine With Online Learning and Training Solution Provider

Centra Software

Creates Largest Enterprise Learning Software Company in the Industry

REDWOOD SHORES, Calif. and LEXINGTON, Mass., October 6, 2005 – Saba (NASDAQ: SABA), a leading provider of human capital management (HCM) solutions, and Centra Software, Inc. (NASDAQ: CTRA), a leading provider of software and services for online learning and training, today announced that they signed a definitive agreement pursuant to which Saba agreed to acquire Centra for a combination of Saba stock and cash.

The combination of the two companies is expected to extend Saba’s market leadership within the enterprise learning software industry. Centra’s collaborative learning offering and Saba’s enterprise learning management suite are complementary and together provide the industry’s first complete enterprise learning solution. Combined, the two companies serve 1,100 customer organizations, including over 50 of the Fortune 100.

“The combination of Centra and Saba creates the world’s largest enterprise learning software company,” said Bobby Yazdani, CEO and chairman of Saba. “With our combined financial assets, anticipated annual revenues of $100 million, unmatched customer base and over 500 professionals, we have the scale and talent to deliver on our HCM vision.”

“Saba and Centra are taking our long-term partnership one step further,” said Leon Navickas, CEO and chairman of Centra. “Combining the strengths of our two companies to provide something our customers have been asking for—a complete enterprise learning software solution from one company.”

The transaction is structured as a merger of Centra with a wholly owned subsidiary of Saba and is intended to be tax free with respect to the Saba stock to be received in the transaction by Centra stockholders. The consideration per share to be received by the stockholders of Centra will be comprised of $0.663 in cash and Saba stock at a fixed exchange ratio of 0.354 of a share of Saba stock for each share of Centra stock.

Certain directors and stockholders of Centra and Saba, who currently own approximately 12% and 30% of the outstanding stock of each company, respectively, have agreed to vote their shares in favor of the transaction.

The transaction has been approved unanimously by the Boards of Directors of both companies and is expected to close during the third quarter of the fiscal year ending May 31, 2006, subject to stockholder approval and other customary closing conditions.

Bringing together the experience of two successful organizations, the combined management team would include key leaders from both companies. Bobby Yazdani, Saba Chairman and CEO would continue in his current position. Leon Navickas, Centra CEO and Chairman, would join the Saba Board of Directors.

Saba will host a conference call today, Thursday, October 6, at 9:00 am PT/12:00 noon ET to discuss the acquisition. The conference call can be accessed via dial-in at +1-612-332-0228, conference name Saba Investor Relations Call, or via live webcast at http://investor.saba.com. Saba recommends going to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

A replay of the call scheduled to begin on October 6, 2005 at 12:30 pm (PT) and end on October 20, 2005 at 11:59 pm (PT). The replay may be accessed via dial-in at +1-320-365-3844, access code: 799019. Additionally, the recorded call will be available on the Saba web site (http://investor.saba.com) and the Centra web site (www.centra.com/investorrelations/overview.asp) for three months.

About Saba

Saba (NASDAQ: SABA) is a leading provider of integrated Human Capital Management (HCM) solutions. Saba enables The Aligned Enterprise™ by aligning goals, developing and motivating people, and measuring results — driving greater organizational performance.

More than 10 million current users in over 30 countries use Saba today. Customers include ABN AMRO, Alcatel, Bank of Tokyo-Mitsubishi, BMW, CEMEX, Cisco Systems, DaimlerChrysler, Dell, Deloitte Touche Tohmatsu, EDS, EMC Corporation, FedEx Kinko’s, Insurance Australia Group, Lockheed Martin, Medtronic, National Australia Bank, Novartis, Petrobras, Procter & Gamble, Scotiabank, Sprint, Standard Chartered Bank, Swedbank and the U.S. Army and U.S. Navy.

Headquartered in Redwood Shores, California, Saba has 20 offices worldwide. For more information, please visit www.saba.com or call (+ 1) 877-SABA-101 or (+1) 650-779-2791.

About Centra

Online learning and training solutions from Centra create workforce efficiencies and enable organizations to share and exchange business-critical information with geographically distributed customers, partners, prospects and employees. Centra enables groups to work faster and more effectively by automating critical learning and training initiatives online through virtual classrooms, online meetings and Web conferences. From enterprise-application training and support to workforce development and more, Centra’s software and services help organizations deliver critical information and skills to support their most challenging business initiatives. Currently available in nine languages, Centra solutions can be deployed as on-site software or through its ASP service. Organizations across every major industry and market sector choose Centra, including Wyndham International, Weyerhaeuser, Underwriters Laboratories, BMW and Stanford University. Headquartered in Lexington, Massachusetts, Centra serves a worldwide customer base throughout the Americas, Europe, Asia and Australia. For more information, visit http://www.centra.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the creation of the world’s largest enterprise learning software company in the industry, the timing of the closing of the transaction, the extension of Saba’s market leadership within the enterprise learning software industry, creating the first vendor to offer a complete learning software solution, anticipated revenues of $100 million, the expectation that the combined company will have an unmatched customer base, the expectation that the combined company will have the scale and talent to deliver on our HCM vision, the anticipated composition of the management team of the combined company, Mr. Yazdani’s continuing as Saba Chairman and CEO, and Mr. Navickas joining the Saba Board of Directors. These forward-looking statements involve important factors that could cause our actual results to differ materially from those in the forward-looking statements. Such important factors involve risks and uncertainties including, but not limited to, the possibility that the market for the sale of certain products and services may not develop as expected; the possibility that the transaction does not close; unanticipated delays and difficulties in obtaining regulatory approvals necessary to close the transaction; the possibility that the parties will be unable to successfully execute their integration strategies or achieve planned synergies; the possibility that prior to the closing of the transaction, the businesses of both Saba and Centra suffer due to customer uncertainty; unanticipated delays and difficulties in the integration of the two companies’ technologies; and other risks that are described in Saba’s and Centra’s Securities and Exchange Commission (SEC) reports including, but not limited to, Saba’s Annual Report on Form 10-K for the fiscal year ended May 31, 2005 and Centra’s Annual Report on Form 10-K for the year ended December 31, 2004 and Form 10-Q for the three months ended June 30, 2005, and subsequently filed reports. Neither Saba nor Centra assumes any obligation, and does not intend, to update these forward-looking statements.

Additional Information and Where to Find It

Saba and Centra will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information regarding Saba, Centra, the proposed merger, the persons soliciting proxies in connection with the proposed merger on behalf of Saba and Centra and the interests of those persons in the proposed merger and related matters. Saba and Centra intend to mail the joint proxy statement/prospectus to their respective stockholders once such joint proxy statement/prospectus is declared effective by the SEC. Investors and security holders will be able to obtain a copy of the joint proxy statement/prospectus and other documents filed by Saba and Centra with the SEC free of charge at the website maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by Saba are available free of charge by contacting Saba Investor Relations, 2400 Bridge Parkway, Redwood Shores, California 94065, (650) 581-2500, and documents filed with the SEC by Centra are available free of charge by contacting Centra Investor Relations, 430 Bedford Street, Lexington, Massachusetts 02420, (781) 861-7000.

Participants in Solicitation

Saba and Centra, and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Saba and Centra in connection with the proposed merger and related items. Information regarding the directors and executive officers of Saba and their ownership of Saba shares is set forth in the proxy statement for Saba’s annual meeting of stockholders to be held November 3, 2005. Information regarding the directors and executive officers of Centra and their ownership of Centra stock is set forth in Centra’s proxy statement for Centra’s 2005 annual meeting of stockholders. Investors may obtain additional information regarding the interests of those participants by reading the joint proxy statement/prospectus when it becomes available.

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Saba, the Saba logo, and the marks relating to other Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. Centra is a registered trademark of Centra Software, Inc. All other trademarks referenced herein are the property of their respective owners.